Exhibit 99.1

PAVmed Announces Closing of Additional Financing

Aggregate Private Placement Proceeds Exceed $2.5 Million

NEW YORK (March 9, 2017) — PAVmed Inc. (Nasdaq: PAVM, PAVMW), a highly differentiated, multi-product medical device company, today announced the closing of approximately $1.0 million in additional financing, bringing the aggregate gross proceeds of our private placement to $2.5 million. The private placement consists of shares of Series A Convertible Preferred Stock and Series A Warrants. The initial closing was previously announced in February.

Dr. Lishan Aklog, Chairman and CEO of PAVmed, stated, “Investor interest in our Company continues to be very strong. Robust demand has enabled us to engage in a deliberate process focused on bringing in long-term and value-added investors. We feel extremely fortunate to have the opportunity to be highly selective as we continue to build our shareholder base.”

PAVmed employs a unique business model designed to advance products from concept to commercialization much more rapidly and with significantly less capital than traditional medical device companies. This model enables its multi-product pipeline strategy. Its initial two products, PortIOTM and CarpXTM, have meaningful milestones in the coming months and possess combined addressable market opportunities in excess of $1 billion dollars.

Dr. Aklog added, “We remain highly focused on building shareholder value. We are confident that our recent product developments, as well as our financing and capitalization initiatives, have the potential to deliver such value creation.”

About PAVmed Inc.

PAVmed Inc. (Nasdaq: PAVM, PAVMW) is a highly differentiated, multi-product medical device company employing a unique business model designed to advance products from concept to commercialization much more rapidly and with significantly less capital than the typical medical device company. This proprietary model enables PAVmed to pursue an expanding multi-product pipeline strategy with a view to enhancing and accelerating value creation. PAVmed’s diversified pipeline of products address unmet clinical needs, have attractive regulatory pathways and market opportunities and encompass a broad spectrum of clinical areas including carpal tunnel syndrome (CarpX™), medical infusions (NextFlo™ and NextCath™), interventional radiology (PortIO™ and NextCath), tissue ablation and cardiovascular intervention (Caldus™) and pediatric ear infections (DisappEAR™). For further information, please visit www.pavmed.com.

Safe Harbor Statement

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of the Company’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, the uncertainties inherent in research and development, including the cost and time required advance our products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from our pre-clinical studies; whether and when our products are cleared by regulatory authorities; market acceptance of our products once cleared and commercialized; our ability to raise additional funding and other competitive developments. PAVmed has not yet received clearance from the FDA or other regulatory body to market any of its products. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA, “Risk Factors,” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Reports on Form 10-Q filed by us after our most recent Annual Report. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

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